AGREEMENT AND PLAN OF REORGANIZATION
                                     BETWEEN
                          SWAN VALLEY SNOWMOBILES, INC.
                                       AND
                        NETTAXI ONLINE COMMUNITIES, INC.

TABLE  OF  CONTENTS

1. Plan of Reorganization                                1
2. Exchange of Shares                                    1

3. Pre-Closing Events                                    2
4. Exchange of Securities                                2
5. Post Acquisition Events                               2
6. Other Matters                                         3

7. Delivery of Shares                                    3

8. Representations of Nettaxi                            4
9. Representations of SVSI and Dixon                     5

10. Closing                                              7

11. Conditions Precedent to the Obligations of Nettaxi   7

12. Conditions Precedent to the Obligations of SVSI      9

13. Indemnification                                     10

14. Nature and Survival of Representations              10
15. Documents at Closing                                10

16. Finder's Fees                                       11

17. Miscellaneous                                       12

Signature Page                                          13

Exhibit A - Nettaxi Stockholder Schedule
Exhibit B - Amendment to Articles of Incorporation
Exhibit C - Investment Letter



                                       (i)

AGREEMENT  AND  PLAN  OF  REORGANIZATION
----------------------------------------

     This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this 24 day of September, 1998, by and among Swan
                                    --
Valley Snowmobiles, Inc., a Nevada corporation (hereinafter "SVSI"); Lynn Dixon, the principal shareholder of SVSI (hereinafter "Dixon") Nettaxi Online Communities, Inc., a Delaware corporation (hereinafter "Nettaxi"), arid the owners of all the outstanding shares of common stock of Nettaxi (hereinafter the "Nettaxi Stockholders").

RECITALS:

     WHEREAS, the Nettaxi Stockholders own all of the issued and outstanding common stock of Nettaxi which comprises 4,726,592 shares (the "Nettaxi Common Stock"). SVSI desires to acquire the Nettaxi Common Stock solely in exchange for voting common stock of SVSI, making Nettaxi a wholly-owned subsidiary of SVSI; and

     WHEREAS, the Nettaxi Stockholders (as set forth on the attached Exhibit "A") desire to acquire voting common stock of SVSI in exchange for the Nettaxi Common Stock, as more fully set forth herein.

     NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT
---------

     1.  Plan of Reorganization.     It is hereby agreed that all of the Nettaxi
         -----------------------
Common Stock shall be acquired by SVSI in exchange solely for SVSI common voting stock (the "SVSI Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of Nettaxi shall be acquired by SVSI in exchange solely for SVSI common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(i)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

     2.  Exchange of Shares.     SVSI and Nettaxi Stockholders agree that on the
         -------------------
Closing Date or at the Closing as hereinafter defined, the Nettaxi Common Stock shall be delivered at Closing to SVSI in exchange for the SVSI Shares, after giving effect to a 1.511 to 1 reverse stock split. (the "SVSI Reverse Stock Split") as to all presently outstanding shares of SVSI common stock, as follows:

     (a) At Closing, SVSI shall, subject to the conditions set forth herein, issue an aggregate of 12,000,000 shares of SVSI common stock (after giving effect to the SVSI Reverse Stock Split) for immediate delivery to the Nettaxi Stockholders on the basis of 2.53 SVSI Shares for each outstanding share of Nettaxi Common Stock.

     (b)  Each  Nettaxi  Stockholder  shall  execute  this  Agreement.

     (c) Unless otherwise agreed by SVSI and Nettaxi this transaction shall close only in the event SVSI is able to acquire all of the outstanding Nettaxi Common Stock.

     3.  Pre-Closing Events.     The Closing is subject to the completion of the
         -------------------
following:

     (a) SVSI shall have authorized 50,000,000 shares of $.001 par value common stock and 1,000,000 shares of $.001 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors.

     (b) SVSI shall have effectuated the SVSI Reverse Stock Split at or prior to Closing, and shall have 660,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding.

     (c) SVSI shall demonstrate to the reasonable satisfaction of Nettaxi that it has no material assets and no liabilities contingent or fixed.

     4. Exchange of Securities.     As of the Closing Date each of the following
        -----------------------
shall  occur:

     (a) Each share of Nettaxi Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for 2.53 SVSI Shares (up to an aggregate amount of 12,000,000 SVSI Shares to be delivered at Closing). All such outstanding shares of Nettaxi Common Stock shall be deemed, after Closing, to be owned by SVSL The holders of such certificates previously evidencing shares of Nettaxi Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of Nettaxi Common Stock except as otherwise provided herein or by law;

     (b) Any shares of Nettaxi Common Stock held in the treasury of Nettaxi immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

     (c) The 660,000 shares of SVSI common stock previously issued and outstanding prior to the Closing, after giving effect to the SVSI Reverse Split, will remain outstanding.

     5.     Other  Events  Occurring  at  Closing.     At Closing, the following
            --------------------------------------
shall  be  accomplished:

     (a) SVSI shall file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Articles of Incorporation to reflect a name change and to accomplish the SVSI Reverse Stock Split, all as set forth in the attached Exhibit "B".

     (b) The resignation of the existing SVSI officer and director and appointment of new officers and directors as directed by Nettaxi.

     (c) SVSI shall have completed a limited offering under Regulation D, Rule 504, as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, of 1,250,000 shares of its common stock at $.80 per share. The gross proceeds of this offering (the "SVSI Financing") shall be $1,000,000, which amount, less agreed upon costs, shall be delivered to the control of new management of SVSI at Closing in good funds. The SVSI Financing shall have been completed in compliance with all applicable state and federal securities laws and the securities sold shall be delivered at Closing to the investors in the SVSI Financing. Persons who have loaned money to Nettaxi, up to $1,000,000, shall be given the opportunity to convert the principal of said loam to the purchase of shares in the limited offering prior to Closing upon the same terms as other investors in the limited offering.

     (d) It is recognized by the parties hereto that Nettaxi entered into an agreement dated September 3, 1998, with Baytree Capital Associates, LLC ("Baytree") wherein Baytree agreed to identify a public company to be involved in a "reverse merger" with Nettaxi, and that SVSI is the public company agreed to by Baytree and Nettaxi. Under said Baytree agreement, at Closing of the transactions described herein, SVSI shall issue 200,000 shares of its common stock (after given effect to the SVSI Reverse Stock Split) to Baytree. These 200,000 shares are deemed to be covered by the defined term "SVSI Shares" as set forth herein for purposes of all representations and warranties of SVSI and the legal opinion given on behalf of SVSI herein. Out of the proceeds of the SVSI Financing (as further defined herein) there shall be paid at Closing, a non-accountable expense allowance of $20,000 to Baytrec and the fees and disbursements of Baytree's legal counsel not to exceed $30,000. Furthermore, SVSI recognizes and hereby assumes the obligations of Nettaxi set forth in the Baytree agreement including the obligation to register the 200,000 shares of its common stock issued to Baytree hereunder at the request of Baytree in accordance with the express terms and conditions of said agreement including unlimited "Piggyback" registration rights.

     6.  Delivery  of Shares.     On or as soon as practicable after the Closing
         --------------------
Date, Nettaxi will use its best efforts to cause the Nettaxi Stockholders to surrender certificates for cancellation representing their shares of Nettaxi Common Stock, against delivery of certificates representing the SVSI Shares for which the shares of Nettaxi Common Stock are to be exchanged at Closing.

     7.  Representations  of  Nettaxi Stockholders.     Each Nettaxi Stockholder
         ------------------------------------------
hereby represents and warrants each only as to its own Nettaxi Common Stock, effective this date and the Closing Date as follows:

     (a) Except as may be set forth in Exhibit "A", the Nettaxi Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date said Nettaxi Stockholder will have good title and the unqualified right to transfer and dispose of such Nettaxi Common Stock.

     (b) Each Nettaxi Stockholder, respectively, is the sole owner of the issued and outstanding Nettaxi Common Stock as set forth in Exhibit "A";

     (c) No Nettaxi Stockholder has the present intent to sell or dispose of the SVSI Shares and no Nettaxi Stockholder is under a binding obligation, formal commitment, or existing plan to sell or other-wise dispose of the SVSI Shares.

     8.  Representations  of Nettaxi.     Nettaxi hereby represents and warrants
         ----------------------------
as follows, which warranties and representations shall also be true as of the Closing Date:

     (a) Except as noted on Exhibit "A", the Nettaxi Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of Nettaxi.

     (b) Nettaxi has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the Nettaxi Financial Statements or in Exhibit "A", attached hereto.

     (c)  The  unaudited  financial  statements  as of and for the periods ended
December 31, 1997 and June 30, 1998, which have been delivered to SVSI (hereinafter referred to as the "Nettaxi Financial Statements") arc complete and accurate and fairly present the financial condition of Nettaxi as of the dates thereof and the results of its operations for the periods covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the Nettaxi Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Nettaxi as reflected in the Nettaxi Financial Statements. Nettaxi has good title to all assets shown on the Nettaxi Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Nettaxi Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Nettaxi as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

     (d) Since the date of the Nettaxi Financial Statements, there have not been any material adverse changes in the financial position of Nettaxi except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Nettaxi.

     (e) Nettaxi is not a parry to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the Nettaxi Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Nettaxi.

     (f) Nettaxi is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on Nettaxi.

     (g) Nettaxi has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

     (h) Nettaxi has not materially breached any material agreement to which it is a party. Nettaxi has previously given SVSI copies or access thereto of all material contracts, commitments and/or agreements to which Nettaxi is a party including all relationships or dealings with related parties or affiliates.

     (i) Nettaxi has no subsidiary corporations except as described in writing to SVSL

     (j) Nettaxi has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of SVSI prior to the Closing Date, during reasonable business hours and on reasonable notice.

     (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which Nettaxi is a party and has been duly authorized by all appropriate and necessary corporate action under Delaware of other applicable law and Nettaxi, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Nettaxi is a party.

     (1) All disclosure information regarding Nettaxi which is to be set forth in disclosure documents of SVSI or otherwise delivered to SVSI by Nettaxi for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.

     9.  Representations  of  SVSI and Dixon.     SVSI, and Dixon to the best of
         ------------------------------------
his knowledge, hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

     (a) As of the Closing Date, the SVSI Shares, to be issued and delivered to the Nettaxi Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of SVSI common stock, fully-paid and nonassessable.

     (b) SVSI has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of SVSL The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which SVSI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to SVSI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of SVSI.

     (c) SVSI has delivered to Nettaxi a true and complete copy of its audited financial statements for the years ended December 31, 1996 and 1997, and prior to Closing will deliver unaudited financial statements for the six months ended June 30, 1998, (the "SVSI Financial Statements"). The SVSI Financial Statements are complete, accurate and fairly present the financial condition of SVSI as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The SVSI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of SVSI as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

     (d) Since December 31, 1997, there have not been any material adverse changes in the financial condition of SVSI except with regard to disbursements to pay reasonable and ordinary expenses in connection -with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing, all accounts payable and other liabilities of SVSI shall be paid and satisfied in full and SVSI shall have no liabilities either contingent or fixed.

     (e) SVSI is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the SVSI Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Dixon, threatened or contemplated against or affecting SVSI, its management or its properties.

     (f) SVSI is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

     (g) SVSI has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse. impact on SVSI, and has paid or made adequate provision in the SVSI Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. SVSI is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

     (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of SVSI, except as contemplated in this Agreement.

     (i) The corporate financial records, minute books, and other documents and records of SVSI have been made available to Nettaxi prior to the Closing and shall be delivered to new management of SVSI at Closing.

     (j) SVSI has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that SVSI has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound, The execution and performance hereof will not violate any provisions of applicable law or any agreement to which SVSI is subject SVSI hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to Nettaxi all relationships or dealings with related parties or affiliates.

     (k)  SVSI  common  stock  is  currently  approved  for quotation on the OTC
Bulletin Board under the symbol "SVSN" and there are no stop orders in effect with respect thereto.

     (1) All information regarding SVSI which has been provided to Nettaxi or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. SVSI and Dixon specifically disclaim any responsibility regarding disclosures as to Nettaxi, its business or its financial condition.

     10.  Closing.     The Closing of the transactions contemplated herein shall
          -------
take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall be no later than , 1998, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the SVSI Shares are issued in exchange for the Nettaxi Common Stock.

     11. Conditions Precedent to the Obligations of Nettaxi.     All obligations
         ---------------------------------------------------
of Nettaxi under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

     (a) The representations and warranties by or on behalf of Dixon and SVSI contained in. this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

     (b) SVSI shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this

Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

     (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of SVSI, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

     (d) On or before the Closing Date, SVSI shall have delivered to Nettaxi certified copies of resolutions of the board of directors and shareholders of SVSI approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable SVSI to comply with the terms of this Agreement including the election of Nettaxi's nominees to the Board of Directors of SVSI and all matters outlined herein.

     (e) The Acquisition shall be permitted by applicable law and SVSI shall have sufficient shares of its capital stock authorized to complete the Acquisition.

     (f) At Closing, the existing sole officer and director of SVSI shall have resigned in writing from all positions as director and officer of SVSI effective upon the election and appointment of the Nettaxi nominees.

     (g) At the Closing, all instruments and documents delivered to Nettaxi and Nettaxi Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Nettaxi.

     (h) The shares of restricted SVSI capital stock to be issued to Nettaxi Stockholders and in the SVSI Financing at Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

     (i) Nettaxi and Nettaxi Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

     (j) Nettaxi shall have received all necessary and required approvals and consents from required parties and its shareholders.

     (k) SVSI shall have $1,000,000 in good funds, at Closing, from the SVSI Financing, for delivery (less costs as described in Section 5(d) and 17(m) hereof) at the direction of Nettaxi.

     (1) At the Closing, SVSI shall have delivered to Nettaxi an opinion of its counsel dated as of the Closing to the effect that:

     (i) SVSI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

     (ii) This Agreement has been duly authorized, executed and delivered by SVSI and is a valid and binding obligation of SVSI enforceable in accordance with its terms;

     (iii) SVSI through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement;

     (iv) The documents executed and delivered by SVSI to Nettaxi and Nettaxi Stockholders hereunder are valid and binding in accordance with their terms and vest in Nettaxi Stockholders, as the case may be, all right, title and interest in and to the SVSI Shares to be issued pursuant to the terms hereof, and the SVSI Shares when issued will be duly and validly issued, fully-paid and nonassessable;

     (v) SVSI has the corporate power to execute, deliver and perform under this Agreement;

     (vi) Legal counsel for SVSI is not aware of any liabilities, claims or lawsuits involving SVSI;

     12. Conditions Precedent to the Obligations of SVSL.     All obligations of
         ------------------------------------------------
SVSI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) The representations and warranties by Nettaxi and Nettaxi Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

     (b) Nettaxi shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

     (c) Nettaxi shall deliver on behalf of the Nettaxi Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the SVSI Shares are being acquired for investment purposes.

     (d) Nettaxi shall deliver an opinion of its legal counsel to the effect that:

     (i) Nettaxi is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on Nettaxi;

     (h) This Agreement has been duly authorized, executed and delivered by Nettaxi.

     (iii) The documents executed and delivered by Nettaxi and Nettaxi Stockholders to SVSI hereunder are valid and binding in accordance with their terms and vest in SVSI all right, title and interest in and to the Nettaxi Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

     13.  Indemnification.     For  a  period of one year from the Closing, SVSI
          ----------------
and Dixon agree to jointly and severally indemnify and hold harmless Nettaxi, and Nettaxi agrees to indemnify and hold harmless SVSI and Dixon, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

     14.  Nature  and  Survival  of  Representations.     All  representations,
          -------------------------------------------
warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the par-ties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     15.     Documents  at  Closing.     At the Closing, the following documents
             -----------------------
shall  be  delivered:

     (a) Nettaxi will deliver, or will cause to be delivered, to SVSI the following:

     (i) a certificate executed by the President and Secretary of Nettaxi to the effect that all representations and warranties made by Nettaxi under this Agreement are true and correct as of the Closing, the same as though originally given to SVSI on said date;

     (ii) a certificate from the jurisdiction of incorporation of Nettaxi dated at or about the Closing to the effect that Nettaxi is in good standing under the laws of said jurisdiction;

     (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by. each Nettaxi Stockholder;

     (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

     (v) certified copies of resolutions adopted by the shareholders and directors of Nettaxi authorizing this transaction; and

     (vi) all other items, the delivery of which is a condition precedent to the obligations of SVSI as set forth herein.

     (vii)  the  legal  opinion  required  by  Section  12(d)  hereof

     (b)  SVSI  will  deliver  or  cause  to  be  delivered  to  Nettaxi:

     (i) stock certificates representing the SVSI Shares to be issued as a part of the stock exchange as described herein-2

     (ii) a certificate of the President of SVSI, to the effect that all representations and warranties of SVSI made under this Agreement are true and correct as of the Closing, the same as though originally given to Nettaxi on said date;

     (iii) certified copies of resolutions adopted by SVSI's board of directors and SVSI's Stockholders authorizing the Acquisition and all related matters described herein;

     (iv) certificate from the jurisdiction of incorporation of SVSI dated at or about the Closing Date that SVSI is in good standing under the laws of said state;

     (v)  opinion  of  SVSI's  counsel  as  described  in  Section  11(l) above;

     (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

     (vii)  resignation  of  the  existing  officer  and  director  of  SVSI;

     (viii)  all  corporate  and  financial  records  of  SVSI;  and

     (ix) all other items, the delivery of which is a condition precedent to the obligations of Nettaxi, as set forth in Section 12 hereof.

     16.     Finder's  Fees.     SVSI,  represents  and warrants to Nettaxi, and
             ---------------
Nettaxi represents and warrants to SVSI that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection. with this Agreement or any of the transactions contemplated hereby other than the arrangements described in Section 5(d) hereof. In this regard, SVSI, on the one hand, and Nettaxi on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability other than as disclosed herein.

     17.     Miscellaneous.
             --------------

     (a)  Further  Assurances.At  any  time,  and  from  time to time, after the
          --------------------
Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     (b)  Waive.  Any failure on the part of any party hereto to comply with any
          -----
of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     (c)  Termination.  All  obligations  hereunder  may  be  terminated  at the
          -----------
discretion of either party's board of directors if (i) the closing conditions specified in Sections 12 and 13 are not met by October 15, 1998, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

     (d) Amendment.   This Agreement may be amended only in writing as agreed to
         ----------
by all  parties  hereto.

     (e)  Notices.   All  notices  and  other  communications hereunder shall be
          --------
in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

     (f)  Headings.    The section and subsection headings in this Agreement are
          ---------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g)  Counterparts. This Agreement may be executed simultaneously ir2 two or
          -------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (h)  Governing Law.  This  Agreement  shall  be  construed  and enforced in
          -------------
accordance  with  the  laws  of  the  State  of  Nevada.

     (i) Binding Effect.   This Agreement shall  be  binding  upon  the  parties
         ---------------
hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     (j)  Entire  Agreement.       This  Agreement  and  the  attached  Exhibits
          ------------------
constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (k)  Time.  Time  is  of  the  essence.
          -----

     (1)  Severability.       If any part of this  Agreement  is  deemed  to  be
          -------------
unenforceable  the  balance  of  the  Agreement  shall  remain in full force and
         ---
effect.

     (m) Responsibility and Costs.    All fees, expenses and out-of-pocket costs
         -------------------------
and expenses, including, without limitation, fees and disbursements of counsel, advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses regardless of whether the transactions contemplated herein are completed. In the event of completion of the transaction contemplated herein, the legal fees and out of pocket costs of legal counsel for SVSI incurred in connection with said transaction up to a maximum of $30,000 shall be paid from the proceeds of the SVSI Financing,

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              SWAN  VALLEY  SNOWMOBILES,  INC.

                              By:  /s/  Brenda  White
                                        -------------
                                        Brenda  White,  President  and Secretary

                              /s/  Lynn  Dixon
                                   -----------
                              Lynn  Dixon,  individually

                              NETTAXI  ONLINE  COMMUNITIES,  INC.

By:  /s/  Robert  A.  Rositano, Jr.            By: /s/ Dean Rositano
          --------------------                     ------------------
          Robert  A.  Rositano, Jr., Secretary         Dean Rositano, President

                              SHAREHOLDERS  OF  NETTAXI  ONLINE
                              COMMUNITIES,  INC

                              Robert  A.  Rositano,  Jr.
                              --------------------------
                              Robert  A.  Rositano,  Jr.

                              Dean  Rositano
                              ---------------
                              Dean  Rositano